Exhibit 99.1

NEWS RELEASE
Contact: Alliance Data Julie Prozeller – Analysts/Investors FTI Consulting 212-850-5721 alliancedata@fticonsulting.com Shelley Whiddon – Media 214-494-3811 shelley.whiddon@alliancedata.com	Epsilon Jessica Nable – Media 212.457.7135 jnable@epsilon.com

EPSILON RENEWS RELATIONSHIP WITH CARLSON REZIDOR HOTEL GROUP, PROVIDING EMAIL MARKETING SERVICES

Epsilon to Continue Providing Email Marketing Services to Create Stronger Connections with Customers and Prospects

DALLAS, Texas (March 21, 2013) – Epsilon, an Alliance Data (NYSE: ADS) company, has signed a multiyear renewal agreement with Carlson Rezidor Hotel Group, one of the world’s largest and most dynamic hotel groups. Epsilon will continue to provide email marketing services for Carlson Rezidor Hotel Group in the Americas and Asia Pacific to communicate with customers and prospects through this highly lucrative marketing channel.

Headquartered in Minneapolis, Minn., and Brussels, Belgium, Carlson Rezidor Hotel Group encompasses more than 1,300 hotels in operation and under development in more than 100 countries and territories. Carlson Rezidor’s powerful set of global brands include Radisson Blu, Radisson®, Park Plaza®, Park Inn by Radisson, Country Inns & Suites By CarlsonSM and Hotel Missoni.

“Consumers have vast options when it comes to hotel and travel decisions. We recognize the need to deliver value to our customers and prospects, and leverage the latest technology to remain relevant and build loyalty,” said Brad Schleif, manager of online strategy and optimization at Carlson Rezidor. “Email is the hub of our communication strategy. By partnering with Epsilon and leveraging their robust email platform, we’re able to deploy more than 20 million emails per month that engage our customers and drive them to our various properties. With a revenue lift of 500 percent from our email program since 2009 – Epsilon has helped us achieve email marketing success and grow our Americas and Asia Pacific business exponentially.”

Under the terms of the multiyear renewal agreement, Carlson Rezidor will leverage Epsilon’s email platform to deploy messages to existing customers and prospects. The goals of Carlson Rezidor’s email marketing strategy continue to be driving repeat guest business and increasing brand awareness. Email messages will include, among other things, ongoing customer communications and special hotel offers, as well as triggered email messages based on specific customer actions, such as member enrollments and hotel bookings, and win-back campaigns to reactivate customer relationships. Carlson Rezidor will use Epsilon’s customer segmentation and dynamic content capabilities to create timelier, relevant email marketing campaigns that reach their target audiences. Epsilon will also work with Carlson Rezidor to incorporate email retargeting into their strategy to further enhance engagement based on customer’s preferences and previous visits. Carlson Rezidor Hotel Group in the Americas and Asia Pacific has been an Epsilon client since 2009.

“It’s no longer simply enough to communicate broadly with customers. Brands must be engaging and utilize each and every touch point to deliver timely, relevant content. Technology, data and strategy play a significant role in the process,” said Bryan Kennedy, chief executive officer of Epsilon. “Carlson Rezidor does a fantastic job connecting with their customers and prospective customers through the email channel. We are thrilled to continue enabling these connections and incorporate additional functionality, such as real-time messaging and retargeting, to expand our partnership and build even stronger, long-lasting relationships with Carlson Rezidor’s customers.”

About Epsilon
Epsilon is the global leader in delivering direct-to-customer connections that drive business performance. Epsilon's integrated solutions leverage the power of rich transactional and demographic marketing data, strategic insights, analytics, award-winning creative and robust digital and database marketing technologies to connect brands with consumers both online and offline, increasing engagement to generate measurable marketing outcomes.  Founded in 1969, Epsilon works with over 2,000 global clients and employs over 4,800 associates in 60 offices worldwide. Epsilon is an Alliance Data company. For more information, visit www.epsilon.com, follow us on Twitter @EpsilonMktg or call 1.800.309.0505.

About Carlson Rezidor Hotel Group
Carlson Rezidor Hotel Group is one of the world’s largest and most dynamic hotel groups. The portfolio of the Carlson Rezidor Hotel Group includes more than 1,300 hotels in operation and under development, a global footprint spanning 100 countries and territories and a powerful set of global brands (Radisson Blu, Radisson®, Park Plaza®, Park Inn by Radisson, Country Inns & Suites By CarlsonSM and Hotel Missoni). In most of the group’s hotels, guests can benefit from the loyalty program Club CarlsonSM, one of the most rewarding loyalty programs in the world. Carlson Rezidor Hotel Group and its brands employ more than 80,000 people.

Carlson Rezidor Hotel Group is headquartered in Minneapolis, Minn., and Brussels, Belgium.

http://www.carlsonrezidor.com

About Alliance Data
Alliance Data® (NYSE: ADS) and its combined businesses is North America’s largest and most comprehensive provider of transaction-based, data-driven marketing and loyalty solutions serving large, consumer-based industries. The Company creates and deploys customized solutions, enhancing the critical customer marketing experience; the result is measurably changing consumer behavior while driving business growth and profitability for some of today’s most recognizable brands. Alliance Data helps its clients create and increase customer loyalty through solutions that engage millions of customers each day across multiple touch points using traditional, digital, mobile and other emerging technologies. Headquartered in Dallas, Alliance Data and its three businesses employ approximately 11,000 associates at more than 70 locations worldwide.

Alliance Data consists of three businesses: Alliance Data Retail Services, a leading provider of marketing-driven credit solutions; Epsilon®, a leading provider of multichannel, data-driven technologies and marketing services; and LoyaltyOne®, which owns and operates the AIR MILES® Reward Program, Canada’s premier coalition loyalty program. For more information about the company, visit our web site, www.alliancedata.com, or follow us on Twitter via @AllianceData.

Alliance Data’s Safe Harbor Statement/Forward Looking Statements
This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as "anticipate," "believe," "continue, " "could," "estimate," "expect," "intend, " "may, " "predict," "project," "would," and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management's beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed in our filings with the Securities and Exchange Commission.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this presentation reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise, except as required by law.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this presentation regarding Alliance Data Systems Corporation's business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's Annual Report on Form 10-K for the most recently ended fiscal year. Risk factors may be updated in Item 1A in each of the Company's Quarterly Reports on Form 10-Q for each quarterly period subsequent to the Company's most recent Form 10-K.

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